Exhibit 99.1

Owens Corning Reports Second-Quarter 2019 Results

Company Delivered Record Net Sales of $1.9 Billion,
Net Earnings Growth of 14% to $138 Million

•	Roofing improved EBIT by $24 million, to $151 million on above-market volume growth

•	Insulation delivered $42 million in EBIT, with continued strong performance in the technical and other building insulation businesses

•	Composites generated $67 million in EBIT on strong operational execution

•	Improved operating cash flow by $42 million, to $438 million

TOLEDO, Ohio - July 24, 2019 - Owens Corning (NYSE: OC) today reported record consolidated net sales of $1.9 billion in second-quarter 2019, compared with $1.8 billion in second-quarter 2018, an increase of 5%.

Second-quarter 2019 net earnings attributable to Owens Corning were $138 million, or $1.26 per diluted share, compared with $121 million, or $1.08 per diluted share, in second-quarter 2018. Second-quarter 2019 adjusted earnings were $143 million, or $1.31 per diluted share, compared with $132 million, or $1.18 per diluted share, during the same period one year ago. (See Use of Non-GAAP Measures, See Table 3).

Adjusted earnings before interest and taxes (EBIT) in second-quarter 2019 were $231 million, compared with $214 million in 2018 (See Table 2). Highlights in the quarter included strong performance in the Roofing business and manufacturing productivity across the company.

“Our team’s focus on three operating priorities - accelerating organic growth, driving improved operating efficiencies, and generating strong free cash flow - resulted in record revenue, strong earnings growth, and improved cash flow in the second quarter,” said Chief Executive Officer Brian Chambers. “Overall, I am pleased with our execution in the first half of the year and believe we are well positioned to continue to capitalize on our market opportunities.”

Return of Capital Actions and Other Highlights

•	Owens Corning sustained a high level of safety performance in second-quarter 2019, with a recordable incident rate of 0.65, compared with 0.61 in second-quarter 2018.

•	In June, the company’s Board of Directors declared a quarterly cash dividend of $0.22 per common share. The dividend will be payable on August 2, 2019, to shareholders of record as of July 16, 2019.

•
Todd Fister was recently named President, Insulation. Mr. Fister, who previously served as Owens Corning’s Vice President, Global Insulation and Strategy, has more than two decades of experience in various marketing, strategy and finance positions at Owens Corning and other global organizations.

•	In May, Owens Corning ranked No. 1 on Corporate Responsibility Magazine’s 100 Best Corporate Citizens list for 2019, marking the fifth consecutive year of progression on this list.

2019 Outlook

•
The company’s outlook is based on an environment consistent with consensus expectations for global industrial production growth, U.S. housing starts, and global commercial and industrial construction growth.

•
In Insulation, the company expects earnings growth in the technical and other building insulation businesses. The company anticipates this earnings growth will be more than offset by lower volumes and production curtailments in the North American residential fiberglass insulation business.

•
In Composites, the company continues to expect growth in the glass fiber market, although at a lower rate than its previous outlook. The company continues to expect volume growth and improved operating performance to offset inflation.

•
In Roofing, the company has improved its outlook and now expects U.S. shingle industry shipments to be relatively flat. For Owens Corning, the company still anticipates a higher share of shipments and a favorable geographic mix comparison with the prior year. Contribution margins through the first-half 2019 position the business for continued strong performance.

•
The company estimates an effective tax rate of 26% to 28%, and a cash tax rate of 10% to 12% on adjusted pre-tax earnings, due to the company’s U.S. tax net operating loss and foreign tax credit carryforwards.

•
The company now expects general corporate expenses to be between $125 million and $135 million, compared with the previous range of $140 million to $150 million, driven by disciplined cost management. Capital additions are expected to total approximately $475 million, compared with $500 million previously. Interest expense is expected to be approximately $130 million.

•
The company anticipates sustaining strong conversion of adjusted earnings into free cash flow. The company plans to prioritize free cash flow to ongoing dividends and reduction of the term loan associated with the purchase of Paroc. Additionally, free cash flow could be deployed for share repurchases under the company’s existing authorization.

Second-Quarter 2019 Conference Call and Presentation
Wednesday, July 24, 2019
9 a.m. Eastern Time
All Callers

•	Live dial-in telephone number: U.S. 1.888.317.6003; Canada 1.866.284.3684; and other international +1.412.317.6061.

•	Entry number: 4758401 (Please dial in 10-15 minutes before conference call start time)

•	Live webcast: https://services.choruscall.com/links/oc190724.html

Telephone and Webcast Replay

•
Telephone replay will be available one hour after the end of the call through July 31, 2019. In the U.S., call 1.877.344.7529. In Canada, call 1.855.669.9658. In other international locations, call +1.412.317.0088.

•	Conference replay number: 10132910

•	Replay available at https://services.choruscall.com/links/oc190724.html

•	Webcast replay available until July 24, 2020.

About Owens Corning
Owens Corning is a global leader in insulation, roofing, and fiberglass composite materials. Its insulation products conserve energy and improve acoustics, fire resistance, and air quality in the spaces where people live, work, and play. Its roofing products and systems enhance curb appeal and protect homes and commercial buildings alike. Its fiberglass composites make thousands of products lighter, stronger, and more durable. Owens Corning provides innovative products and solutions that deliver a material difference to its customers and, ultimately, make the world a better place. The business is global in scope, with operations in 33 countries. It is also human in scale, with 20,000 employees cultivating local and longstanding relationships with customers. Based in Toledo, Ohio, USA, the company posted 2018 sales of $7.1 billion. Founded in 1938, it has been a Fortune 500® company for 65 consecutive years. For more information, please visit www.owenscorning.com.

Use of Non-GAAP Measures
Owens Corning uses non-GAAP measures in its earnings press release that are intended to supplement investors’ understanding of the company’s financial information. These non-GAAP measures include EBIT, adjusted EBIT, adjusted earnings, adjusted diluted earnings per share attributable to Owens Corning common stockholders (“adjusted EPS”), adjusted pre-tax earnings, free cash flow and free cash flow conversion. When used to report historical financial information, reconciliations of these non-GAAP measures to the corresponding GAAP measures are included in the financial tables of this press release. Specifically, see Table 2 for EBIT and adjusted EBIT, Table 3 for adjusted earnings and adjusted EPS, and Table 8 for free cash flow.
For purposes of internal review of Owens Corning’s year-over-year operational performance, management excludes from net earnings attributable to Owens Corning certain items it believes are not representative of ongoing operations. The non-GAAP financial measures resulting from these adjustments (including adjusted EBIT, adjusted earnings, adjusted EPS and adjusted pre-tax earnings) are used internally by Owens Corning for various purposes, including reporting results of operations to the Board of Directors, analysis of performance, and related employee compensation measures. Management believes that these adjustments result in a measure that provides a useful representation of its operational performance; however, the adjusted measures should not be considered in isolation or as a substitute for net earnings attributable to Owens Corning as prepared in accordance with GAAP.

Free cash flow is a non-GAAP liquidity measure used by investors, financial analysts and management to help evaluate the company's ability to generate cash to pursue opportunities that enhance shareholder value. Free cash flow is not a measure of residual cash flow available for discretionary expenditures due to the company’s mandatory debt service requirements. As a conversion ratio, free cash flow is compared to adjusted earnings. Free cash flow and free cash flow conversion are used internally by the company for various purposes, including reporting results of operations to the Board of Directors of the company and analysis of performance. Management believes that these measures provide a useful representation of our operational performance and liquidity; however, the measures should not be considered in isolation or as a substitute for net cash flow provided by operating activities or net earnings attributable to Owens Corning as prepared in accordance with GAAP.
When the company provides forward-looking expectations for non-GAAP measures, the most comparable GAAP measures and a reconciliation between the non-GAAP expectations and the corresponding GAAP measures are generally not available without unreasonable effort due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP measures in future periods. The variability in timing and amount of adjusting items could have significant and unpredictable effect on our future GAAP results.
Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are subject to risks, uncertainties and other factors and actual results may differ materially from those results projected in the statements. These risks, uncertainties and other factors include, without limitation: levels of residential and commercial construction activity; relationships with key customers; competitive and pricing factors; levels of global industrial production; demand for our products; industry and economic conditions that affect the market and operating conditions of our customers, suppliers or lenders; domestic and international economic and political conditions, including new legislation, policies or other governmental actions in the U.S. or elsewhere; changes to tariff, trade or investment policies or laws; foreign exchange and commodity price fluctuations; our level of indebtedness; weather conditions; issues involving implementation and protection of information technology systems; availability and cost of credit; availability and cost of energy, transportation, raw materials or other inputs; labor disputes; legal and regulatory proceedings, including litigation and environmental actions; our ability to utilize net operating loss carry-forwards; research and development activities and intellectual property protection; interest rate movements; uninsured losses; issues related to acquisitions, divestitures and joint ventures; achievement of expected synergies, cost reductions and/or productivity improvements; levels of goodwill or other indefinite-lived intangible assets; defined benefit plan funding obligations; price volatility in certain wind energy markets in the U.S.; and factors detailed from time to time in the company’s Securities and Exchange Commission filings. The information in this news release speaks as of July 24, 2019, and is subject to change. The company does not undertake any duty to update or revise forward-looking statements except as required by federal securities laws. Any distribution of this news release after that date is not intended and should not be construed as updating or confirming such information.

Media Inquiries:	Investor Inquiries:
Todd Romain	Thierry Denis
419.248.7826	419.248.5748

Owens Corning Investor Relations News

Table 1
Owens Corning and Subsidiaries
Consolidated Statements of Earnings
(unaudited)
(in millions, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
NET SALES	$1,918	$1,824	$3,585	$3,515
COST OF SALES	1,478	1,406	2,820	2,742
Gross margin	440	418	765	773
OPERATING EXPENSES
Marketing and administrative expenses	181	187	363	372
Science and technology expenses	22	22	44	45
Other expenses, net	10	6	15	26
Total operating expenses	213	215	422	443
OPERATING INCOME	227	203	343	330
Non-operating income	(3)	(3)	(5)	(7)
EARNINGS BEFORE INTEREST AND TAXES	230	206	348	337
Interest expense, net	32	33	68	61
EARNINGS BEFORE TAXES	198	173	280	276
Income tax expense	59	49	98	60
Equity in net loss of affiliates	(1)	(2)	—	(2)
NET EARNINGS	138	122	182	214
Net earnings attributable to noncontrolling interests	—	1	—	1
NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$138	$121	$182	$213
EARNINGS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
Basic	$1.27	$1.09	$1.67	$1.92
Diluted	$1.26	$1.08	$1.66	$1.90
WEIGHTED AVERAGE COMMON SHARES
Basic	109.0	110.9	109.3	111.2
Diluted	109.5	111.9	109.8	112.2

Table 2
Owens Corning and Subsidiaries
EBIT Reconciliation Schedules
(unaudited)

Adjusting income (expense) items to EBIT are shown in the table below (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Restructuring (costs) / gains	$(1)	$(7)	$1	$(12)
Acquisition-related costs	—	(1)	—	(15)
Recognition of acquisition inventory fair value step-up	—	—	—	(2)
Total adjusting items	$(1)	$(8)	$1	$(29)

The reconciliation from Net earnings attributable to Owens Corning to EBIT and Adjusted EBIT is shown in the table below (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$138	$121	$182	$213
Net earnings attributable to noncontrolling interests	—	1	—	1
NET EARNINGS	138	122	182	214
Equity in net loss of affiliates	(1)	(2)	—	(2)
Income tax expense	59	49	98	60
EARNINGS BEFORE TAXES	198	173	280	276
Interest expense, net	32	33	68	61
EARNINGS BEFORE INTEREST AND TAXES	230	206	348	337
Adjusting items from above	(1)	(8)	1	(29)
ADJUSTED EBIT	$231	$214	$347	$366

Table 3
Owens Corning and Subsidiaries
EPS Reconciliation Schedules
(unaudited)
(in millions, except per share data)
A reconciliation from Net earnings attributable to Owens Corning to adjusted earnings and a reconciliation from diluted earnings per share to adjusted diluted earnings per share are shown in the tables below:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
RECONCILIATION TO ADJUSTED EARNINGS
NET EARNINGS ATTRIBUTABLE TO OWENS CORNING	$138	$121	$182	$213
Adjustment to remove adjusting items (a)	1	8	(1)	29
Adjustment to remove tax benefit on adjusting items (b)	(1)	(1)	—	(8)
Adjustment to remove significant tax items (c)	—	—	12	—
Adjustment to tax expense to reflect pro forma tax rate (c)	5	4	10	(10)
ADJUSTED EARNINGS	$143	$132	$203	$224

RECONCILIATION TO ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS
DILUTED EARNINGS PER COMMON SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$1.26	$1.08	$1.66	$1.90
Adjustment to remove adjusting items (a)	0.01	0.07	(0.01)	0.26
Adjustment to remove tax benefit on adjusting items (b)	(0.01)	(0.01)	—	(0.07)
Adjustment to remove significant tax items (c)	—	—	0.11	—
Adjustment to tax expense to reflect pro forma tax rate (c)	0.05	0.04	0.09	(0.09)
ADJUSTED DILUTED EARNINGS PER SHARE ATTRIBUTABLE TO OWENS CORNING COMMON STOCKHOLDERS	$1.31	$1.18	$1.85	$2.00

RECONCILIATION TO DILUTED SHARES OUTSTANDING
Weighted-average number of shares outstanding used for basic earnings per share	109.0	110.9	109.3	111.2
Non-vested restricted and performance shares	0.4	0.8	0.4	0.8
Options to purchase common stock	0.1	0.2	0.1	0.2
Weighted-average number of shares outstanding and common equivalent shares used for diluted earnings per share	109.5	111.9	109.8	112.2

(a)	Please refer to Table 2 "EBIT Reconciliation Schedules" for additional information on adjusting items.
(b)	The tax impact of adjusting items is based on our expected tax accounting treatment and rate for the jurisdiction of each adjusting item.
(c)
To compute adjusted earnings, we apply a full year pro forma effective tax rate to each quarter presented. For 2019, we have used a full year pro forma effective tax rate of 27%, which is the mid-point of our 2019 effective tax rate guidance of 26% to 28%, excluding the adjusting items referenced in (a) and (b) and excluding the impact of a change in estimate related to proposed regulations on global intangible low-taxed income (GILTI), part of the U.S. Tax Cuts and Jobs Act of 2017. For comparability, in 2018, we have used an effective tax rate of 26%, which was our 2018 effective tax rate excluding the impact of our net charge related to the U.S. Tax Cuts and Jobs Act of 2017, the tax impact of adjusting items and other significant tax items.

Table 4
Owens Corning and Subsidiaries
Consolidated Balance Sheets
(unaudited)
(in millions, except per share data)

ASSETS	June 30, 2019	December 31, 2018
CURRENT ASSETS
Cash and cash equivalents	$92	$78
Receivables, less allowances of $11 at June 30, 2019 and $16 at December 31, 2018	986	794
Inventories	1,058	1,072
Assets held for sale	3	3
Other current assets	100	73
Total current assets	2,239	2,020
Property, plant and equipment, net	3,802	3,811
Operating lease right-of-use assets	221	—
Goodwill	1,940	1,949
Intangible assets	1,753	1,779
Deferred income taxes	40	43
Other non-current assets	188	169
TOTAL ASSETS	$10,183	$9,771
LIABILITIES AND EQUITY
Current liabilities	1,325	1,278
Long-term debt, net of current portion	3,404	3,362
Pension plan liability	253	268
Other employee benefits liability	186	190
Non-current operating lease liabilities	155	—
Deferred income taxes	202	141
Other liabilities	213	208
OWENS CORNING STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.01 per share (a)	—	—
Common stock, par value $0.01 per share (b)	1	1
Additional paid in capital	4,034	4,028
Accumulated earnings	2,146	2,013
Accumulated other comprehensive deficit	(635)	(656)
Cost of common stock in treasury (c)	(1,141)	(1,103)
Total Owens Corning stockholders’ equity	4,405	4,283
Noncontrolling interests	40	41
Total equity	4,445	4,324
TOTAL LIABILITIES AND EQUITY	$10,183	$9,771

(a)10 shares authorized; none issued or outstanding at June 30, 2019, and December 31, 2018
(b)400 shares authorized; 135.5 issued and 108.8 outstanding at June 30, 2019; 135.5 issued and 109.5 outstanding at December 31, 2018
(c)26.7 shares at June 30, 2019, and 26.0 shares at December 31, 2018

Table 5
Owens Corning and Subsidiaries
Consolidated Statements of Cash Flows
(unaudited)
(in millions)

	Six Months Ended June 30,
	2019	2018
NET CASH FLOW PROVIDED BY OPERATING ACTIVITIES
Net earnings	$182	$214
Adjustments to reconcile net earnings to cash provided by operating activities:
Depreciation and amortization	225	216
Deferred income taxes	65	33
Stock-based compensation expense	21	22
Other non-cash	5	(3)
Changes in operating assets and liabilities	(191)	(159)
Pension fund contribution	(9)	(7)
Payments for other employee benefits liabilities	(9)	(10)
Other	(2)	—
Net cash flow provided by operating activities	287	306
NET CASH FLOW USED FOR INVESTING ACTIVITIES
Cash paid for property, plant, and equipment	(213)	(304)
Proceeds from the sale of assets or affiliates	3	14
Investment in subsidiaries and affiliates, net of cash acquired	—	(1,143)
Derivative settlements	8	—
Other	—	3
Net cash flow used for investing activities	(202)	(1,430)
NET CASH FLOW (USED FOR) PROVIDED BY FINANCING ACTIVITIES
Proceeds from long-term debt	—	389
Proceeds from senior revolving credit and receivables securitization facilities	946	958
Payments on senior revolving credit and receivables securitization facilities	(808)	(700)
Proceeds from term loan borrowing	—	600
Payments on term loan borrowing	(100)	(15)
Net decrease in short-term debt	(10)	—
Dividends paid	(48)	(46)
Purchases of treasury stock	(61)	(136)
Other	(1)	1
Net cash flow (used for) provided by financing activities	(82)	1,051
Effect of exchange rate changes on cash	12	(24)
Net increase (decrease) in cash, cash equivalents, and restricted cash	15	(97)
Cash, cash equivalents and restricted cash at beginning of period	85	253
CASH, CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$100	$156

Table 6
Owens Corning and Subsidiaries
Segment Information
(unaudited)

Composites
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Composites segment (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net sales	$535	$541	$1,048	$1,052
% change from prior year	-1%	1%	—%	—%
EBIT	$67	$71	$124	$131
EBIT as a % of net sales	13%	13%	12%	12%
Depreciation and amortization expense	$38	$36	$77	$73

Insulation
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Insulation segment (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net sales	$661	$682	$1,252	$1,278
% change from prior year	-3%	55%	-2%	53%
EBIT	$42	$49	$57	$81
EBIT as a % of net sales	6%	7%	5%	6%
Depreciation and amortization expense	$49	$46	$98	$91

Roofing
The table below provides a summary of net sales, EBIT and depreciation and amortization expense for the Roofing segment (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net sales	$778	$659	$1,392	$1,301
% change from prior year	18%	-4%	7%	-1%
EBIT	$151	$127	$225	$224
EBIT as a % of net sales	19%	19%	16%	17%
Depreciation and amortization expense	$13	$13	$26	$25

Table 7
Owens Corning and Subsidiaries
Corporate, Other and Eliminations
(unaudited)
Corporate, Other and Eliminations
The table below provides a summary of EBIT and depreciation and amortization expense for the Corporate, Other and Eliminations category (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Restructuring (costs) / gains	$(1)	$(7)	$1	$(12)
Acquisition-related costs	—	(1)	—	(15)
Recognition of acquisition inventory fair value step-up	—	—	—	(2)
General corporate expense and other	(29)	(33)	(59)	(70)
EBIT	$(30)	$(41)	$(58)	$(99)
Depreciation and amortization	$12	$12	$24	$27

Table 8
Owens Corning and Subsidiaries
Free Cash Flow Reconciliation Schedule
(unaudited)

The reconciliation from net cash flow provided by operating activities to free cash flow is shown in the table below (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
NET CASH FLOW PROVIDED BY OPERATING ACTIVITIES	$438	$396	$287	$306
Less: Cash paid for property, plant and equipment	(115)	(203)	(213)	(304)
FREE CASH FLOW	$323	$193	$74	$2